WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending June 30, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of June 30, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of June 30, 2006 was $101.43, a decrease of -1.07% from the May 31, 2006 value of $102.53. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +5.10% as of June 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($15,906.48)
Change in Unrealized Gain/(Loss)	$6,828.07
Gain/(Loss) on Other Investments	($177.69)
Brokerage Commission	($506.83)

Total Trading Income	($9,762.93)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$280.33
Management Fees	$2,297.95
Offering Fees	$0.00
Incentive Fees	($2,335.43)
Other Expenses	$3,557.32

Total Expenses	$3,800.17
Interest Income	$3,693.64
Net Income (Loss) from the Period	($9,869.46)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$921,009.91	150.0000	$15,379.66
Addition	$338,000.00	9.8588	$1,000.00
Withdrawal	$0.00
Net Income/(Loss)	($9,869.46)		($164.81)

Month End	$1,249,140.45	159.8588	$16,214.85
Month End NAV Per Unit	$101.43
Monthly Rate of Return	-1.07%
Year to Date Rate of Return	5.10%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914) 307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending June 30, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of June 30, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of June 30, 2006 was $105.50, a decrease of -3.12% from the May 31, 2006 value of $108.90. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was an increase of +8.02% as of June 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$40,480.68
Change in Unrealized Gain/(Loss)	($104,660.84)
Gain/(Loss) on Other Investments	($393.79)
Brokerage Commission	($1,074.84)

Total Trading Income	($65,648.79)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$509.89
Management Fees	$5,243.55
Offering Fees	$0.00
Incentive Fees	($14,026.48)
Other Expenses	$7,089.65

Total Expenses	($1,183.39)
Interest Income	$7,552.54
Net Income (Loss) from the Period	($56,912.86)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$1,823,856.28	150.0000	$16,334.32
Addition	$77,100.00
Withdrawal	$0.00
Net Income/(Loss)	($56,912.86)		($509.71)

Month End	$1,844,043.42	150.0000	$15,824.61
Month End NAV Per Unit	$105.50
Monthly Rate of Return	-3.12%
Year to Date Rate of Return	8.02%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914) 307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending June 30, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of June 30, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of June 30, 2006 was $98.33, a decrease of -2.34% from the May 31, 2006 value of $100.69. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was an increase of +1.98% as of June 30, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($3,355.18)
Change in Unrealized Gain/(Loss)	($12,925.68)
Gain/(Loss) on Other Investments	($4.02)
Brokerage Commission	($402.24)

Total Trading Income	($16,687.12)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$179.25
Management Fees	$1,306.19
Offering Fees	$0.00
Incentive Fees	($3,535.69)
Other Expenses	$2,453.63

Total Expenses	$403.38
Interest Income	$2,309.85
Net Income (Loss) from the Period	($14,780.65)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$631,890.67	150.0000	$15,103.40
Addition	$1,000.00	10.1694	$1,000.00
Withdrawal	$0.00
Net Income/(Loss)	($14,780.65)		($353.29)

Month End	$618,110.02	160.1694	$15,750.12
Month End NAV Per Unit	$98.33
Monthly Rate of Return	-2.34%
Year to Date Rate of Return	1.98%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914) 307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending June 30, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of June 30, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of June 30, 2006 was $102.83, a decrease of -2.16% from the May 31, 2006 value of $105.10. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was an increase of +5.60% as of June 30, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($313.16)
Change in Unrealized Gain/(Loss)	($1,333,728.98)
Gain/(Loss) on Other Investments	($7,510.91)
Brokerage Commission	($33,200.70)

Total Trading Income	($1,374,753.75)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$16,150.41
Management Fees	$138,090.45
Offering Fees	$0.00
Incentive Fees	($297,573.39)
Other Expenses	$185,700.98

Total Expenses	$42,368.45
Interest Income	$205,030.69
Net Income (Loss) from the Period	($1,212,091.51)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$56,059,401.46	3,357.7331	$352,897.39
Addition	$5,301,876.00	515.4265	$53,000.00
Withdrawal	($38,046.16)
Net Income/(Loss)	($1,212,091.51)		($7,630.19)

Month End	$60,111,139.79	3,873.1596	$398,267.20
Month End NAV Per Unit	$102.83
Monthly Rate of Return	-2.16%
Year to Date Rate of Return	5.60%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914) 307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending June 30, 2006

Partner ID: 0002

MAUREEN HOWLEY

KMN CAPITAL LLC GP

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of June 30, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of June 30, 2006 was $100.15, a decrease of -1.93% from the May 31, 2006 value of $102.13. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was an increase of +0.15% as of June 30, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($109.80)
Change in Unrealized Gain/(Loss)	($27,638.18)
Gain/(Loss) on Other Investments	($162.27)
Brokerage Commission	($695.23)

Total Trading Income	($28,605.48)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$339.49
Management Fees	$2,911.61
Offering Fees	$0.00
Incentive Fees	($6,198.88)

Other Expenses	$1,938.04
Total Expenses	($1,009.74)
Interest Income	$4,827.94
Net Income (Loss) from the Period	($22,767.80)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$1,177,483.11	4.4112	$450.50
Addition	$492,600.00
Withdrawal	$0.00
Net Income/(Loss)	($22,767.80)		($8.71)

Month End	$1,647,315.31	4.4112	$441.78
Month End NAV Per Unit	$100.15
Monthly Rate of Return	-1.93%
Year to Date Rate of Return	0.15%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914) 307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2